Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH ACQUIRES LEADING PHARMACEUTICAL DISTRIBUTOR IN CHINA

•	Acquisition establishes growth platform in China

•	China expected to become world’s second largest pharmaceutical market by 2015

DUBLIN, Ohio and SHANGHAI, China, Nov. 29, 2010 — Cardinal Health today announced the completion of a $470 million acquisition of privately held Zuellig Pharma China, a leading health care distribution business in China, known locally as Yong Yu, and the largest pharmaceutical importer in the country. The transaction extends Cardinal Health’s distribution and services presence into one of the world’s fastest growing health care markets and provides a platform to drive long-term growth.

With today’s closing, Cardinal Health is well positioned in the pharmaceutical distribution market in China, which is expected to grow at a compound annual growth rate of 20 percent through 2014 and become the second largest pharmaceutical market in the world after the United States.

“This is an exciting day for Cardinal Health,” said George Barrett, chairman and chief executive officer of Cardinal Health. “The acquisition of Yong Yu follows an extensive evaluation of opportunities to drive growth in targeted geographies outside of North America where we believe our core capabilities would add value. China is an extraordinary market of enormous potential. We are proud to be able to participate in the ongoing evolution of the country’s health care system and we are confident that Yong Yu will provide the ideal platform from which to grow our portfolio in China.”

Established in 1993 and with annual sales of more than $1 billion, Yong Yu’s geographic footprint covers 31 of the 34 provincial-level administrative units in China through its direct-to-customer distribution center network and its comprehensive network of wholesalers. Yong Yu’s offerings span the full distribution value chain from importation to national supply chain management to local direct distribution to approximately 49,000 hospitals and clinics, and more than 123,000 pharmacies. The company also has a growing business distributing medical-surgical products.

Barrett added, “Yong Yu is a superb asset for Cardinal Health and has been operating in China for 17 years. Yong Yu serves virtually all major multinational pharmaceutical companies doing business in China, along with many local Chinese manufacturers. It has a nationwide distribution network with excellent infrastructure and customer service capabilities, strong customer and manufacturer relationships, and a superior management team.”

Eric Zwisler, president of Yong Yu, and all the members of the Yong Yu management team have joined Cardinal Health. Zwisler has 23 years of experience in China and 19 years in the pharmaceutical industry.

“The Yong Yu management team is delighted to join Cardinal Health and we are looking forward to drawing on the company’s existing capabilities, health care offerings, and supply chain

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expertise as we continue to grow the China business and better serve our customers,” Zwisler said.

As a new platform for the company, Yong Yu will report organizationally to Cardinal Health Chief Financial Officer Jeff Henderson. Financial results of the unit will be reported as part of the company’s Pharmaceutical segment. Cardinal Health expects the transaction to be slightly accretive to non-GAAP earnings in fiscal 2011 and more meaningfully accretive in fiscal 2012 and beyond.

Under the terms of the purchase agreement, Cardinal Health assumes approximately $60 million in net debt. The remainder of the purchase price was funded with cash, a large portion of which was from Cardinal Health funds held overseas.

Conference Call

Cardinal Health will host a conference call and webcast today at 8:30 a.m. EST to discuss the Yong Yu acquisition. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com/investors or dial 617.213.4870, passcode 35298365. Presentation slides and an audio replay will be archived on the website after the conclusion of the call. The audio replay will be available until 11:30 p.m. EST on Dec. 6 by dialing 617.801.6888, passcode 36812027.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $99 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #17 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements, which are not based on historical facts, addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and tax accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties relating to the growth of the pharmaceutical market in China; uncertainties relating to the ability to retain customers and employees of the acquired business and to successfully integrate the acquired business into our operations; uncertainties relating to the ability to achieve the expected benefits from the

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acquisition, including the expected accretion in earnings; uncertainties relating to the economic and political environment in China; risks arising from possible violations of the Foreign Corrupt Practices Act: uncertainties due to government health care reform including the recently enacted federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; and the effects of disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit on Cardinal Health’s customers and vendors. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of November 29, 2010. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.